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                                                    Exhibit (j)(4)


Squire Sanders
LEGAL COUNSEL WORLDWIDE

                                                    SQUIRE SANDERS & DEMPSEY LLP
                                                    4900 Key Tower
                                                    127 Public Square
                                                    Cleveland, Ohio 44114-1304
                                                    Office + 1.216.479.8500
                                                    Fax + 1.216.479.8780


                              September 27, 2000


National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio  44114

   Re:      Armada Ohio Tax Exempt Bond Fund
            Armada Ohio Municipal Money Market Fund
            ---------------------------------------

Gentlemen:
         We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 53, to the Registration Statement on Form N-1A of Armada Ohio Tax Exempt Bond Fund and Armada Ohio Municipal Money Market Fund and the related Statement of Additional Information. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ Squire, Sanders & Dempsey L.L.P.